Exhibit 99.2

NEWS RELEASE

For Immediate Release

May 17, 2016

Performance Food Group Company Announces Closing

of Offering of $350 Million of 5.50% Senior Notes due 2024

RICHMOND, VA – Performance Food Group Company (“PFG”) (NYSE: PFGC) announced today that its indirect subsidiary, Performance Food Group, Inc. (the “Issuer,” and, together with PFG and subsidiaries, the “Company”), closed its previously announced offering of $350 million aggregate principal amount of 5.500% Senior Notes due 2024 (the “notes”). The Company used the net proceeds from the offering to repay all outstanding borrowings under its existing term loan facility and to terminate that facility and to temporarily repay a portion of its borrowings under its existing asset-based revolving credit facility.

As a result of the interest on the notes being lower than interest on the term loan facility, the transaction is expected to be modestly accretive to PFG’s fiscal fourth quarter of 2016 Adjusted Diluted Earnings Per Share excluding one-time charges to interest expense in the fourth quarter of up to 3 cents per share for the write-off of certain debt issuance costs and certain other costs incurred in connection with the offering of the notes.

Adjusted Diluted Earnings per Share is calculated by adjusting diluted earnings per share by excluding the same items excluded in PFG’s calculation of Adjusted EBITDA on a post-tax basis.

Adjusted Diluted EPS is not a recognized term under Generally Accepted Accounting Principles in the U.S. (“GAAP”), should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and is not indicative of net income (loss) as determined under GAAP. Adjusted Diluted Earnings per Share has limitations that should be considered before using Adjusted Diluted Earnings per Share to evaluate PFG’s financial performance. Adjusted Diluted Earnings per Share may not be comparable to similarly titled measures of other companies because of varying methods of calculation.

About Performance Food Group Company

Through its family of leading foodservice distributors – Performance Foodservice, Vistar, and PFG Customized – Performance Food Group Company (PFG) markets and distributes approximately 150,000 food and food-related products from 69 distribution centers to over 150,000 customer locations across the United States. PFG’s 12,000+ associates serve a diverse mix of customers, from independent and chain restaurants to schools, business and industry locations, hospitals, vending distributors, office coffee service distributors, big box retailers, and theaters. The company sources its products from more than 5,000 suppliers and serves as an important partner to its suppliers by providing them access to the company’s broad customer base. For more information, visit www.pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled “Risk Factors” in our Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	competition in our industry is intense, and we may not be able to compete successfully;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts, including Winning Together;

•	our profitability is directly affected by cost inflation or deflation and other factors;

•	lack of long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	our reliance on third-party suppliers and purchasing cooperatives;

•	labor risks and availability of qualified labor;

•	volatility of fuel costs;

•	changes in pricing practices of our suppliers;

•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	risks relating to any future acquisitions;

•	environmental, health, and safety costs;

•	reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	difficult economic conditions affecting consumer confidence;

•	product liability claims relating to the products we distribute and other litigation;

•	negative media exposure and other events that damage our reputation;

•	anticipated multiemployer pension related liabilities and contributions to our multiemployer pension plan;

•	impact of uncollectibility of accounts receivable; and

•	departure of key members of senior management.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as required by law.